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                                   EXHIBIT 21

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                                        State of
Company                                               Incorporation
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Oxford Health Plans, Inc.                               Delaware
   Oxford Health Plans (NY), Inc.                       New York
   Oxford Health Plans (NJ), Inc.                      New Jersey
   OakTree Health Plan, Inc.                            Delaware
      Oxford Health Plans (PA), Inc.                  Pennsylvania
   Oxford Health Insurance, Inc.                        New York

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